UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

ATHLON ENERGY INC.

ATHLON HOLDINGS LP

ATHLON FINANCE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware Delaware Delaware	001-36026 333-195506 333-195506-2	46-2549833 45-2817212 46-2465554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Throckmorton Street, Suite 1200, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 984-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2014, Athlon Holdings LP (“Holdings”) entered into a purchase agreement with Athlon Energy Inc. (the “Purchaser”), the direct parent company of Holdings, pursuant to which Holdings issued and sold to the Purchaser 20 limited partner units of Holdings in exchange for a purchase price of $1,277,000,000 (the “Purchase Agreement”).

Item 1.02.	Termination of a Material Definitive Agreement.

On December 15, 2014, Holdings and Athlon Finance Corp. (the “Co-Issuer” and, together with Holdings, the “Issuers”) redeemed 35% or $175,000,000 (the “2021 Notes Equity Claw Redemption”) of the aggregate principal amount of their 7.375% Senior Notes due 2021 (the “2021 Notes”) outstanding as of such date (the “2021 Notes Equity Claw Redemption Date”). The redemption price for the 2021 Notes redeemed pursuant to the 2021 Notes Equity Claw Redemption was 107.375% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the 2021 Equity Claw Redemption Date, in accordance with the provisions of the indenture governing the 2021 Notes, dated as of April 17, 2013, by and among the Issuers, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “2021 Notes Indenture”). The 2021 Notes Equity Claw Redemption was conditioned upon the prior consummation of an Equity Offering (as defined in the 2021 Notes Indenture).

On December 15, 2014, the Issuers redeemed 35% or $227,500,000 (the “2022 Notes Equity Claw Redemption”) of the aggregate principal amount of their 6.000% Senior Notes due 2022 (the “2022 Notes”) outstanding as of such date (the “2022 Notes Equity Claw Redemption Date”). The redemption price for the 2022 Notes redeemed pursuant to the 2022 Notes Equity Claw Redemption was 106.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the 2022 Equity Claw Redemption Date, in accordance with the provisions of the indenture governing the 2022 Notes, dated as of May 1, 2014, by and among the Issuers, the guarantors party thereto, and the Trustee (the “2022 Notes Indenture”). The 2022 Notes Equity Claw Redemption was conditioned upon the prior consummation of an Equity Offering (as defined in the 2022 Notes Indenture).

On December 16, 2014, the Issuers redeemed all of the aggregate principal amount of the 2021 Notes (the “2021 Notes Make-Whole Redemption”) outstanding as of such date (the “2021 Notes Make-Whole Redemption Date”). After giving effect to the 2021 Notes Equity Claw Redemption, 65% or $325,000,000 of the aggregate principal amount of the 2021 Notes were outstanding on the 2021 Notes Make-Whole Redemption Date. The redemption price for the 2021 Notes redeemed pursuant to the 2021 Notes Make-Whole Redemption was 100.000% of the principal amount thereof, plus the Applicable Premium (as defined in the 2021 Notes Indenture) as of, and accrued and unpaid interest thereon to, but excluding, the 2021 Notes Make-Whole Redemption Date, in accordance with the provisions of the 2021 Notes Indenture.

On December 16, 2014, the Issuers redeemed all of the aggregate principal amount of the 2022 Notes (the “2022 Notes Change of Control Redemption”) outstanding as of such date (the “2022 Notes Change of Control Redemption Date”). After giving effect to the 2022 Notes Equity Claw Redemption, 65% or $422,500,000 of the aggregate principal amount of the 2022 Notes were outstanding on the 2022 Notes Change of Control Redemption Date. The redemption price for the 2022 Notes redeemed pursuant to the 2022 Notes Change of Control Redemption was 110.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the 2022 Notes Change of Control Redemption Date, in accordance with the provisions of the 2022 Notes Indenture.

On December 17, at the request of the Issuers and pursuant to the provisions of the 2021 Notes Indenture, the Trustee released and discharged the 2021 Notes Indenture, including all liens, security interests and the rights and covenants created or incurred thereunder, except for the 2021 Notes Indenture provisions and the rights and immunities of the Trustee which, by the terms of the 2021 Notes Indenture, survive such satisfaction and discharge.

On December 17, at the request of the Issuers and pursuant to the provisions of the 2022 Notes Indenture, the Trustee released and discharged the 2022 Notes Indenture, including all liens, security interests and the rights and covenants created or incurred thereunder, except for the 2022 Notes Indenture provisions and the rights and immunities of the Trustee which, by the terms of the 2021 Notes Indenture, survive such satisfaction and discharge.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. The issuance and sale by Holdings of its limited partner units pursuant to the Purchase Agreement was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering. The transaction was privately negotiated directly with the Purchaser and no public solicitation or advertisement was made in connection with the transactions contemplated by the Purchase Agreement. Holdings did not incur any underwriting discounts, placement agent fees or other selling commissions in connection with the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2014

ATHLON ENERGY INC. ATHLON HOLDINGS LP ATHLON FINANCE CORP.

By:	/s/ Andrew L. Rogers
Name: Andrew L. Rogers Title: Vice-President